Exhibit 10(a)

ENTERGY CORPORATION
SUMMARY OF OUTSIDE DIRECTOR COMPENSATION AND BENEFiTS
AS ADOPTED BY THE BOARD on July 29, 2005

Attendance Fees

  $1,500 for attendance at a Board meeting
  $1,000 for attendance as a member at a committee meeting scheduled in conjunction with a Board meeting
  $2,000 for attendance as a member at a committee meeting scheduled in a different location from any other Committee and/or Board meeting
  One-half of the fee of an attending member for attendance at a meeting of a committee on which the director is not a member
  $1,500 per day for participation in a director education program, director orientation or business session, inspection trip or conference that in each case is not held on the same day as a Board or committee meeting
  One-half the fees set forth above for telephone attendance at a Board or committee meeting
  All fees described above shall be paid not later than forty-five days after any such meeting, program or session

Chair Fees

  $10,000 per year to the Chairs of the Audit and Nuclear Committees
  $5,000 per year to the Chairs of the Personnel, Corporate Governance, Finance and Executive Committees
  Chair fees for services during the prior 12-month period shall be paid annually not later than 30 days after the annual Organizational Meeting of the Board. If a Chair serves for a portion of the 12-month period, he or she shall receive a prorata portion of the Chair fees based on the portion of the 12-month period served.

Quarterly Payments

  Cash payments equal to the value of 75 shares of Common Stock of the Corporation at the close of trading on the last business day in the months of February, August, November and on the date of the Annual Meeting of Stockholders.
  Such cash payments shall be made not later than thirty days after such valuation day.

Benefits

  Reimbursement for travel and other expenses associated with (1) attending Board and committee meetings, (2) attending director education program, director orientation or business session, inspection trips and conferences associated with their Board duties and (3) the Directors Physical Program, in each case subject to the same terms and conditions as reimbursement of travel and other expenses of an executive officer of the Corporation; except that directors will be reimbursed for reasonable out-of-pocket expenses associated with travel by their personal aircraft.
  Spousal travel to Board Retreat, December Board meeting and other Board events to which spouses are invited by the Chairman of the Board, together with a "gross up" payment to cover taxes incurred as a result of providing spousal travel.
  Directors Physical Program, as adopted by this Board effective January 26, 2001, together with reimbursement of travel and other expenses associated with the Program.
  Life insurance ($25,000)
  Accidental Death & Disability Insurance ($25,000)
  System Aircraft Accident ($100,000 if flying on Company business)
  Any reimbursements referenced above shall be paid not later than forty-five days after the date such expenses were incurred.

Equity Based Compensation

  The Service Recognition Program as amended and restated effective January 1, 2000 and as further amended on January 25, 2002.
  Restricted Stock Grant Program approved by the Personnel Committee effective May 14, 2004 under the Amended and Restated 1998 Equity Ownership Plan.
  Messrs. George W. Davis, Norman C. Francis, Kinnaird R. McKee and Robert D. Pugh are to receive annual payments under the Amended and Restated Service Recognition Plan over periods greater than five years.

Compensation for Chairman of Board
  A Chairman's fee of $200,000 per year, payable in equal monthly installments not later than 30 days after the last day of each month, in addition to such grant or grants of stock options as the Personnel Committee may determine and to the other fees and benefits of a non-employee member of the Board of Directors.
  The Chairman of the Board participates in the Executive Financial Counseling Program of Entergy Corporation and Subsidiaries.